As filed with the Securities and Exchange Commission on January 6, 2011

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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BAYTEX ENERGY CORP.
(Exact name of registrant as specified in its charter)

Alberta	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 2800, 520 - 3rd. Avenue S.W.
Calgary, Alberta, Canada T2P 0R3
(Address of Principal Executive Offices) (Zip Code)

Baytex Energy Corp. Share Award Incentive Plan
(Full title of the plan)

Baytex Energy USA Ltd.
600 17th St., Suite 1600 S.
Denver, CO 80202
 (Name and address of agent for service)

303-825-2777
(Telephone number, including area code, of agent for service)

Copies to:

Baytex Energy Ltd. W. Derek Aylesworth Chief Financial Officer Suite 2800, 520 - 3rd. Avenue S.W. Calgary, Alberta, Canada T2P 0R3 Tel: 587-952-3120 Fax: 587-952-3029	Baytex Energy Ltd. Murray J. Desrosiers, Esq. General Counsel Suite 2800, 520 - 3rd. Avenue S.W. Calgary, Alberta, Canada T2P 0R3 Tel: 587-952-3255 Fax: 587-952-3029	Guy P. Lander, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, NY 10005 Tel: 212-238-8619 Fax: 212-732-3232

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☒      Accelerated filer ☐      Non-accelerated filer ☐      Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common Shares, no par value	1,000,000	$47.32	$47,320,000	$5,494

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of the Registrant's common shares, no par value (the "Common Shares") that may be offered or issued pursuant to the Registrant's Share Award Incentive Plan (the "Plan") by reason of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and (c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of trust units of Baytex Energy Trust as reported on the New York Stock Exchange on January 4, 2011.  On December 31, 2010, a court-approved statutory plan of arrangement was completed pursuant to which unitholders in Baytex Energy Trust exchanged each of their trust units for one newly issued Common Share of Baytex Energy Corp.

(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: proposed maximum aggregate offering price multiplied by .0001161.

___________________________

This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent to or given to participants in the Baytex Energy Corp. Share Award Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").  In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Commission pursuant to the Securities and Exchange Act, as amended (the “Exchange Act”):

(a)	The Annual Report on Form 40-F/A of Baytex Energy Trust for the fiscal year ended December 31, 2009;

(b)
All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the annual report incorporated by reference herein pursuant to (a) above; and

(c)	The description of the Registrant’s securities contained in the Registrant’s Form 8-A/A, filed with the Commission on January 3, 2011.

In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof, and all Reports on Form 6-K submitted to the Commission subsequent to the date hereof, to the extent that such Reports indicate that information therein is incorporated by reference into the Registrant's Registration Statements on Form S-8, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Business Corporations Act (Alberta) (“ABCA”) provides that a corporation may, in certain circumstances, indemnify a director or officer of the corporation, a former director or officer of the corporation, a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor and the heirs and legal representatives of any such persons (collectively, “Indemnified Persons”) against all costs, charges and expenses reasonably incurred by any such Indemnified Person in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or other body corporate, if (a) he or she acted honestly and in good faith with a view to the best interests of the corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his conduct was lawful. A director or officer is entitled to indemnification as a matter of right if he or she was substantially successful on the merits, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnity.

The by-laws of the Registrant provide that it shall indemnify Indemnified Persons of such Registrant to the maximum extent permitted by the ABCA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers and persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

The Registrant carries certain insurance coverage, in respect of potential claims against its respective directors and officers and in respect of losses of which the Registrant may be required or permitted by law to indemnify its directors and officers.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

4.1	Articles of Incorporation of the Registrant (1)

4.2           Baytex Energy Corp. Share Award Incentive Plan (2)

5.1	Opinion of Burnet, Duckworth & Palmer LLP as to the legality of the Common Shares being registered.

23.1         Consent of Burnet, Duckworth & Palmer LLP (contained in Exhibit 5.1)

23.2         Consent of Deloitte & Touche LLP, independent registered chartered accountants

23.3         Consent of Sproule Associates Limited, independent engineers

24.1         Power of Attorney (included as part of this Registration Statement)

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(1)	Filed as Exhibit 3.1 to the Registrant’s Form 8-A/A, filed with the Commission on January 3, 2011, and incorporated herein by reference.

(2)	Filed as Exhibit 99.10 to the Registrant’s Report on Form 6-K, filed with the Commission on November 9, 2010, and incorporated herein by reference.

Item 9.  Undertakings.

(a)             The undersigned registrant hereby undertakes:

(1)             To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)             That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant and expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta on January 6, 2011.

BAYTEX ENERGY CORP.

By:	/s/Anthony W. Marino
	Name:	Anthony W. Marino
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony W. Marino and W. Derek Aylesworth and each of them severally, his true and lawful attorney-in-fact, and agent each with power to act with or without the other, and with full power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of Baytex Energy Corp, any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on January 6, 2011, by the following persons in the capacities indicated.

Signature	Title
/s/Raymond T. Chan Raymond T. Chan	Executive Chairman
/s/Anthony W. Marino Anthony W. Marino	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/W. Derek Aylesworth W. Derek Aylesworth	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/John A. Brussa John A. Brussa	Director
/s/Edward Chwyl Edward Chwyl	Director
/s/Naveen Dargan Naveen Dargan	Director
/s/R.E.T. Goepel R.E.T. Goepel	Director
/s/Gregory K. Melchin Gregory K. Melchin	Director
/s/Dale O. Shwed Dale O. Shwed	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on January 6, 2011.

BAYTEX ENERGY USA LTD.

By:	/s/Anthony W. Marino
	Name:	Anthony W. Marino
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Item	Exhibit
4.1	Articles of Incorporation of the Registrant (1)
4.2	Baytex Energy Corp. Share Award Incentive Plan (2)
5.1	Opinion of Burnet, Duckworth & Palmer LLP as to the legality of the Common Shares being registered
23.1	Consent of Burnet, Duckworth & Palmer LLP (contained in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP, independent registered chartered accountants.
23.3	Consent of Sproule Associates Limited, independent engineers.
24.1	Powers of Attorney (included on the signature pages to this Registration Statement).
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(1)	Filed as Exhibit 3.1 to the Registrant’s Form 8-A/A, filed with the Commission on January 3, 2011, and incorporated herein by reference.

(2)	Filed as Exhibit 99.10 to the Registrant’s Report on Form 6-K, filed with the Commission on November 9, 2010, and incorporated herein by reference.